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                                                                      EXHIBIT 21

                        GROUP MAINTENANCE AMERICA CORP.
                                AND SUBSIDIARIES

                               ORGANIZATION CHART
                            AS OF NOVEMBER 30, 1999


Group Maintenance America Corp. (Texas)
        A-1 Mechanical of Lansing, Inc.  (Michigan)
        AA Advance Air, Inc.  (Florida)
        AA JARL, Inc. (Delaware) (dba Jarrell Plumbing)
        Air Conditioning Engineers, Inc.  (Michigan)
        Air Conditioning, Plumbing & Heating Service Co., Inc. (Colorado) Aircon Energy Incorporated (California)
        Airtron, Inc. (Delaware)
             Airtron of Central Florida, Inc. (Florida)
             GroupMAC Indiana, L.L.C. (Indiana)*
        All Service Electric, Inc. (Florida)
        Arkansas Mechanical Services, Inc. (Arkansas)
        Atlantic Industrial Constructors, Inc. (Virginia)
        Barr Electric Corp. (Illinois)
        Callahan Roach Products & Publications, Inc. (Colorado)
        Cardinal Contracting Corporation (Indiana)
             GroupMAC Indiana, L.L.C. (Indiana)*
        Central Air Conditioning Contractors, Inc. (Delaware)
        Central Carolina Air Conditioning Company (North Carolina)
        Clark Converse Electric Service, Inc. (Ohio)
        Colonial Air Conditioning Company (Delaware)
        Commercial Air Holding Company (Maryland)
             Commercial Air, Power & Cable, Inc. (Maryland)
        Continental Electrical Construction Co. (Delaware)
             Gregory Electric Corp. (Illinois)
        Costner Brothers, Inc. (South Carolina)
        Divco, Inc.  (Washington)
        Dynalink Corporation (Ohio)
        Evans Services, Inc. (Alabama)
        The Farfield Company (Delaware)
        Ferguson Electric Corporation (Delaware)
        Gentzler Electrical Contractors, Inc. (Delaware)
        Gilbert Mechanical Contractors, Inc. (Minnesota)
        Greenway Investment Corp. (Delaware)
             GroupMAC Texas L.P. (Texas)+
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Subsidiaries of Group Maintenance America Corp.
    Subsidiaries of GroupMAC Holding Corp.


        GroupMAC Holding Corp.  (Delaware)
             A-1 Appliance & Air Conditioning, Inc. (Delaware)
             A-ABC Appliance, Inc. (Texas)
             A-ABC Services, Inc. (Delaware) (dba A-ABC Appliance, Inc.) Charlie Crawford, Inc. (Delaware)
     Electrical Associates of Dallas, Inc. (Texas)
     GroupMAC Texas L.P. (Texas)+
     Hallmark Air Conditioning, Inc. (Delaware)
     K & N Plumbing, Heating and Air Conditioning, Inc. (Delaware) Trinity Contractors, Inc. (Delaware)
        GroupMAC Management Co.  (Delaware)
        HPS Plumbing Services, Inc. (California)
        Hungerford Mechanical Corporation (Virginia)
        J.D. Steward Air Conditioning, Inc.  (Colorado)
        L.T. Mechanical, Inc. (Delaware)
        Laney's, Inc. (Delaware)
        Linford Service Co.  (California)
        MacDonald-Miller Industries, Inc. (Washington)
             MacDonald-Miller Co., Inc.  (Washington)
             MacDonald-Miller of Oregon, Inc. (Delaware)
             MacDonald-Miller Service, Inc.  (Washington)
             GroupMAC Facility Services, Inc. (Delaware)
        Masters, Inc. (Maryland)
        Mechanical Interiors, Inc.  (Delaware)
        Mechanical Services of Orlando, Inc. (Florida)
        Merritt Island Air & Heat, Inc. (Delaware)
        New Construction Air Conditioning, Inc.  (Michigan)
        Noron, Inc. (Ohio)
        Pacific Rim Mechanical Contractors, Inc. (California)
             Air Systems, Inc. (California)
        Paul E. Smith Co., Inc.  (Indiana)
             GroupMAC Indiana, L.L.C. (Indiana)*
        Phoenix Electric Company (Delaware)
        Ray and Claude Goodwin, Inc.  (Florida)
        Reliable Mechanical, Inc. (Delaware)
        Romanoff Electric Corp. (Ohio)
        Sequoyah Corporation (Washington)
        Sibley Services, Incorporated (Tennessee)
        Snyder Mechanical (Nevada)
        Southeast Mechanical Service, Inc.  (Florida)
        Statewide Heating & Air Conditioning, Inc. (Delaware)
        Stephen C. Pomeroy, Inc. (Delaware)

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Subsidiaries of Group Maintenance America Corp.


        Sterling Air Conditioning, Inc.  (Delaware)
        Sun Plumbing, Inc.  (Florida)
        Team Mechanical, Inc. (Utah)
        Tower Electric Company (Delaware)
        United Acquisition Corp. (Iowa) (dba United Service Alliance) Valley Wide Plumbing and Heating, Inc. (Colorado)
        Van's Comfortemp Air Conditioning, Inc. (Florida)
        Vantage Mechanical Contractors, Inc. (Maryland)
        Vermont Mechanical, Inc. (Delaware)
        Wade's Heating and Cooling, Inc. (Florida)
        Wiegold & Sons, Inc.  (Florida)
        Willis Refrigeration, Air Conditioning & Heating, Inc. (Ohio) Yale Incorporated (Minnesota)

__________
     * GroupMAC Indiana L.L.C. is an Indiana limited liability company jointly owned by Airtron, Inc., Cardinal Contracting Corporation and Paul E. Smith Co., Inc.

     +    GroupMAC Texas L.P. is a Texas limited partnership in which GroupMAC
Holding Corp. is the sole general partner (with a 1% interest) and Greenway Investment Corp. is the sole limited partner (with a 99% interest).

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